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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of Vishay Intertechnology, Inc. for the offer to exchange shares of Vishay common stock for shares of Siliconix common stock and to the incorporation by reference therein of our report dated January 19, 2001, with respect to the consolidated financial statements of Siliconix incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

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San Jose, California

June 1, 2001